                                                                      EXHIBIT 99

IKONICS
CORPORATION
4832 GRAND AVE. - DULUTH, MN 55807
PH: 218-628-2217 - FAX: 218-628-3245
www.ikonics.com - info@ikonics.com

                                  NEWS RELEASE

NEWS CONTACT:  Bill Ulland                                FOR IMMEDIATE RELEASE
               Chairman, President & CEO                  July 25, 2005
               (218) 628-2217


       IKONICS UPDATES SECOND QUARTER RESULTS -- REPORTS STRONG REBOUND IN
                               SALES AND EARNINGS

DULUTH, MN - IKONICS Corporation, a Duluth based imaging technology company, reported sales for the second quarter of 2005 of $3,742,000 and earnings of $275,000. Sales improved by 12% over the first quarter of the year and were slightly above the record second quarter of 2004. Earnings for the second quarter of 2005 were $275,000, or $0.14 per share, compared to $0.01 per share for the first quarter of 2005, and slightly ahead of the second quarter of 2004.

Bill Ulland, IKONICS CEO, said, "I am pleased that sales have rebounded to a record level and earnings, in spite of costs associated with a new product line start-up and an unfavorable $54,000 inflation related LIFO inventory adjustment, matched our strong 2004 second quarter performance."

IKONICS was recently named one of the fastest growing small public companies in America by Fortune magazine.



This press release contains forward-looking statements regarding sales, net earnings, and new products that involve risks and uncertainties. The Company's actual results could differ materially as a result of domestic and global economic conditions, competitive market conditions, acceptance of new products, the ability to identify and make suitable acquisitions, as well as the factors described in the Company's Form 10-KSB, Forms 10-QSB and other reports on file with the SEC.

                               IKONICS CORPORATION

                       CONDENSED STATEMENTS OF OPERATIONS
        For the Three Months and Six Months Ended June 30, 2005 and 2004


                                                   THREE MONTHS ENDED        SIX MONTHS ENDED
                                                 6/30/05      6/30/04      6/30/05      6/30/04
                                               ----------   ----------   ----------   ----------
Net sales                                      $3,741,995   $3,683,415   $7,070,522   $7,066,213
Costs and expenses net of interest income       3,343,065    3,312,347    6,656,826    6,475,520
                                               ----------   ----------   ----------   ----------

Income before income taxes                        398,930      371,068      413,696      590,693
Income tax expense                                123,668       96,655      114,779      155,622
                                               ----------   ----------   ----------   ----------
Net income                                     $  275,262   $  274,413   $  298,917   $  435,071
                                               ==========   ==========   ==========   ==========
Earnings per common share-diluted              $      .14   $      .14   $      .15   $      .22
                                               ==========   ==========   ==========   ==========
Average shares outstanding-diluted              1,964,166    2,016,595    1,964,218    2,004,158




                            CONDENSED BALANCE SHEETS
                    As of June 30, 2005 and December 31, 2004


ASSETS                                    6/30/05     12/31/04
                                       ----------   ----------
Current assets                         $6,593,319   $6,906,349
Property, plant and equipment, net        924,436    1,028,830
Intangible assets                         288,286      292,349
Deferred income taxes                      65,000       65,000
Investment in non-marketable
   equity securities                      450,790      197,460
                                       ----------   ----------

                                       $8,321,831   $8,489,988
                                       ==========   ==========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities                    $  581,301   $1,075,772
Long term debt                                  0            0
Stockholders' equity                    7,740,530    7,414,216
                                       ----------   ----------
                                       $8,321,831   $8,489,988
                                       ==========   ==========



                        CONDENSED STATEMENTS OF CASH FLOW
                 For the Six Months Ended June 30, 2005 and 2004


                                                                  6/30/05        6/30/04
                                                                -----------    -----------
         Cash flows provided by operating activities            $   125,237    $   498,851
         Cash flows used in investing activities                $  (272,362)       (95,643)
         Cash flows provided by financing activities                 13,214        165,736
                                                                -----------    -----------
         Net increase (decrease) in cash and cash equivalents      (133,911)       568,944
         Cash and cash equivalents at beginning of period         2,737,460      1,507,794
                                                                -----------    -----------
         Cash and cash equivalents at end of period             $ 2,603,549    $ 2,076,738
                                                                ===========    ===========